UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) September 20, 2007
                              (September 14, 2007)

                      MODERN MEDICAL MODALITIES CORPORATION
             (Exact name of registrant as specified in its charter)

           New Jersey                                      22-3059258
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                      Identification Number)

                               439 Chestnut Street
                             Union, New Jersey 07083
               (Address of principal executive offices, Zip code)

                                  908-687-8840
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12).

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)).

      |_| Pre-commencement communications pursuant to Rule 13e-4(C) under the Exchange Act (17 CFR 240.13e-4(C))

Item 1.01. Entry into a Material Definitive Agreement

On September 14, 2007 Modern Medical Modalities Corporation ("MODM") entered into an Asset Purchase Agreement (the "Agreement") with MTI Partners II, L.P. ("MTI-II") to acquire MTI-II's Healthcare Payer Admin Software Asset (the "Asset") in exchange for 500,000 shares of MODM's common stock ("Common Stock"), warrants ("Warrants") for 900,000 shares of MODM's common stock with an exercise price of $0.70 per share, and $250,000 to be paid within 12 months from the date of the Agreement. The transaction is expected to close by the end of September 2007. The Asset consists of healthcare payer admin computer software that helps organize, manage, and maintain health plans, membership, eligibility, claims administration, and includes other customized components. The shares of Common stock were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. Paul Harrison, a member of the Board of Directors of MODM, is the President of INEX Group, Inc., which serves as the General Partner of MTI-II. Mr. Harrison will be entitled to receive 281,250 shares of MODM's Common Stock, and a Warrant for 506,250 of MODM's Common Stock with an exercise price of $0.70 per share issuable to MTI-II pursuant to this Agreement.

Pursuant to the Agreement, MTI-II agrees that it will not, for a period of two years from the date of the Agreement, directly or indirectly engage in, or have any interest in any person, firm, corporation, or business that produces, manufactures, develops, markets, purchases, or sells healthcare payer administrative software that is competitive with the Assets, without the prior written consent of MODM. Furthermore, for a period of two years from the date of this Agreement, neither MTI-II nor any of its employees or partners shall disclose, divulge, communicate, use to the detriment of MODM or for the benefit of any other person or persons, or misuse in any way any confidential information or trade secrets, including technology information, secret processes, know-how, formulas or other technical data transferred by MTI-II to MODM, without the prior written consent of MODM.

The foregoing summary of the terms and conditions of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the aforementioned document attached as an Exhibit hereto, and which is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of the financing transaction that included the issuance of Common Stock and Warrants for Common Stock.

Item 9.01. Financial Statements and Exhibits.

(a)   Exhibits.

      -------------------------------------------------
      10.1   Form of Agreement for Purchase and Sale
             of Assets dated as of September 14, 2007
             (without schedules and exhibits)
      -------------------------------------------------

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company's plans, objectives, expectations and intentions; and (ii) other statements identified by words such as "may", "could", "would", "should", "believes", "expects", "anticipates", "estimates", "intends", "plans" or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Modern Medical Modalities Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        MODERN MEDICAL MODALITIES CORPORATION

Date: September 20, 2007                /s/ Baruh Hayut
                                        --------------------------------------
                                        Baruh Hayut, Chairman and
                                        Chief Executive Officer